EXHIBIT 4.01

                     THIRTEENTH AMENDMENT TO
                        CREDIT AGREEMENT

          THIS THIRTEENTH AMENDMENT TO CREDIT AGREEMENT, (this "Thirteenth Amendment") is made and dated as of August 8, 1997 among Rio Properties, Inc., a Nevada corporation (the "Company"), Rio Leasing, Inc. ("Rio Leasing"; the Company and Rio Leasing, each a "Borrower" and collectively, the "Borrowers"), the several financial institutions party hereto ("Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent") and amends the Credit Agreement dated as of July 15, 1993 among the Borrowers, the Banks and the Agent, as amended by a First Amendment to Credit Agreement dated as of October 25, 1993, a Second Amendment to Credit Agreement dated as of November 8, 1993, a Third Amendment to Credit Agreement dated as of April 15, 1994, a Fourth Amendment to Credit Agreement dated as of December 16, 1994, a Fifth Amendment to Credit Agreement dated as of March 20, 1995, a Sixth Amendment to Credit Agreement dated as of July 31, 1995, a Seventh Amendment to Credit Agreement dated as of January 17, 1996, an Eighth Amendment to Credit Agreement dated as of June 17, 1996, a Ninth Amendment to Credit Agreement and Notes dated as of January 13, 1997, a Tenth Amendment to Credit Agreement dated as of February 3, 1997, an Eleventh Amendment to Credit Agreement dated as of May 13, 1997 and a Twelfth Amendment to Credit Agreement and Waiver dated as of May 13, 1997 (as so amended, the "Agreement").

                            RECITALS

          A. The Company had previously notified the Agent and the Banks that it intended to form a limited partnership to acquire an approximate 60% ownership interest in the Seven Hills Golf Course. The Company now desires to have Rio Development, a wholly-owned Unrestricted Subsidiary of the Parent Guarantor, directly acquire 100% of the Seven Hills Golf Course. The purchase price for the Seven Hills Golf Course is approximately $17,000,000, plus the assumption of approximately $6,000,000 in existing indebtedness secured by the Seven Hills Golf Course. Bank of America National Trust and Savings Association has also made a $8,000,000 term loan to Rio Development and Rio Resorts for use in connection with the Seven Hills Golf Course.

          B. In connection with the Seven Hills Golf Course, the Company has requested that the Agreement be amended to (i) increase the permitted investment basket (the "SEVEN HILLS INVESTMENT BASKET") from $12,000,000 to $28,000,000 to permit such acquisition and for additional improvements in Seven Hills Golf Course clubhouse and (ii) create a second basket (the "SEVEN HILLS OPERATING EXPENDITURE BASKET") to enable the Parent

Guarantor and its Subsidiaries to pay up to $5,000,000 per year in operating expenses related to the Seven Hills Golf Course.

          C. Separately, the Company has also requested that the Agreement be amended to: (i) increase the annual Capital Expenditures basket from $7,500,000 to $10,000,000, (ii) increase the amount of Real Property acquisitions permitted thereunder from $35,000,000 to $40,000,000, and (iii) permit expending up to $1,900,000 in additional Capital Expenditures towards the extension of Twain Avenue near the Property and for planning relating to the development of property no. 2.

          D. The Agent and the Banks are willing to consent to the foregoing and to so amend the Agreement, all on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. TERMS. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein.
All references to the Agreement herein shall mean the Agreement as hereby amended.

          2. AMENDMENTS TO AGREEMENT. The Borrowers, the Banks and the Agent hereby agree that the Agreement is amended as follows:

          2.1 All references to the Seven Hills Venture L.P. are deleted.

          2.2 The following new definitions are inserted in proper alphabetical order in Section 1.01 of the Agreement as follows:

               "'SEVEN   HILLS   OPERATING  EXPENDITURES'   means
          (without duplication) the aggregate of all amounts directly or indirectly paid by the Parent Guarantor and its Subsidiaries and Unrestricted Subsidiaries, whether by direct payment, dividend, intercompany charge, investment, in the Ordinary Course of Business or otherwise, for net operating expenses relating to the Seven Hills Golf Course."

               "'SEVEN HILLS OPERATING EXPENDITURE BASKET'  means
          $5,000,000 in any calendar year; PROVIDED, that the Seven Hills Operating Expenditure Basket for calendar year 1997 shall be $2,500,000."

          2.3 The definitions of "Seven Hills Venture Basket" and "Seven Hills Venture Basket Expenditures" are renamed to "Seven Hills Investment Basket" and "Seven Hills Investment Expenditures," respectively, and are amended and restated in their entirety as follows:

               "'SEVEN HILLS INVESTMENT EXPENDITURES' means (without duplication) the aggregate of all investments directly or indirectly made by the Parent Guarantor and its Subsidiaries and Unrestricted Subsidiaries in the Seven Hills Golf Course, including without limitation for the acquisition thereof, all Capital Expenditures related thereto and all Indebtedness assumed or incurred in connection therewith."

               "'SEVEN    HILLS    INVESTMENT    BASKET'    means
          $28,000,000."

          2.4 The definition is amended and restated in its entirety as follows:

               "'UNRESTRICTED SUBSIDIARIES' means Rio Development and Rio Resorts."

          2.5 Section 6.02(g) of the Agreement is amended and restated in its entirety as follows:

               "(g) Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a written report, in form and detail reasonably acceptable to the Agent, describing (i) the status of the acquisition, development and operation of the Seven Hills Golf Course and (ii) the amount of Seven Hills Investment Expenditures and Seven Hills Operating Expenditures made to date and reasonably anticipated to be made."

          2.6   Section  7.01(m) of the Agreement (Limitation  on
Liens) is amended and restated in its entirety as follows:

               "(m) Liens on the Seven Hills Golf Course securing
          Indebtedness permitted by Section 7.05(i)."

          2.7   Section  7.04(d)  of  the  Agreement  (Loans  and
Investments) is amended and restated in its entirety as follows:

               "(d) investments and operating expenses relating to the Seven Hills Golf Course; PROVIDED, that, after giving effect thereto, (i) Seven Hills Investment Expenditures shall not exceed the Seven Hills Investment Basket, (ii) Seven Hills Operating

          Expenditures shall not exceed the Seven Hills Operating Expenditure Basket and (iii) no Default or Event of Default shall then exist or result therefrom; PROVIDED, FURTHER, that no Loan Party shall cause or permit Rio Development to own any assets other than the Seven Hills Golf Course or any other Unrestricted Subsidiary to own any assets."

          2.8   Section  7.05(i) of the Agreement (Limitation  on
Indebtedness) is amended and restated in its entirety as two subsections as follows:

               "(i) Indebtedness not exceeding $6,000,000 in the aggregate secured by a Lien on the Seven Hills Golf Course existing at the time Rio Development acquired the Seven Hills Golf Course; PROVIDED, that, after giving effect thereto, Seven Hills Investment Expenditures shall not exceed the Seven Hills Investment Basket and no Default or Event of Default shall then exist or result therefrom; and

               "(j) Additional unsecured Indebtedness of Rio Development and/or Rio Resorts not exceeding $8,000,000 in the aggregate, the proceeds of which are used to acquire or develop the Seven Hills Golf Course or to reimburse the Parent Guarantor and its Subsidiaries for acquiring or developing the Seven Hills Golf Course; PROVIDED, that, after giving effect thereto, Seven Hills Investment Expenditures shall not exceed the Seven Hills Investment Basket and no Default or Event of Default shall then exist or result therefrom."

          2.9  Section 7.06 (Transactions With Affiliates) of the
Agreement (Transactions With Affiliates) is amended by inserting the following proviso at the end thereof before the period:

          "PROVIDED, HOWEVER, that the Parent Guarantor and its Subsidiaries may make Seven Hills Investment Expenditures and Seven Hills Operating Expenditures PROVIDED that, after giving effect thereto, (i) Seven Hills Investment Expenditures shall not exceed the Seven Hills Investment Basket, (ii) Seven Hills Operating Expenditures shall not exceed the Seven Hills Operating Expenditure Basket and (iii) no Default or Event of Default shall then exist or result therefrom."

          2.10 Section 7.08(g) of the Agreement is deleted in its entirety.

          2.11   Section   7.13   of   the   Agreement   (Capital
Expenditures) is amended and restated in its entirety as follows:

               "7.13 CAPITAL EXPENDITURES. The Loan Parties and their respective Subsidiaries and Unrestricted Subsidiaries shall not make, or become legally obligated to make, and Capital Expenditures EXCEPT:

               "(a) Capital Expenditures in an fiscal year not in excess of the SUM OF (i) $10,000,000 PLUS (ii) the amount, if any, by which $10,000,000 exceeds Capital Expenditures made by the Loan Parties and their combined Subsidiaries in the immediately preceding fiscal year; PROVIDED, HOWEVER, that Capital Expenditures shall not exceed $20,000,000 in any fiscal year;

               "(b)  acquisition  costs  of  Real  Property   not
          exceeding $40,000,000 in the aggregate;

               "(c)    Capital    Expenditures   not    exceeding
          $225,000,000  in  the  aggregate  for   the   Phase   5
          Expansion;

               "(d) Capital Expenditures in connection with the Seven Hills Golf Course; PROVIDED, that, after giving effect thereto, Seven Hills Investment Expenditures shall not exceed the Seven Hills Investment Basket and no Default or Event of Default shall then exist or result therefrom; and

               "(e) Capital Expenditures not exceeding $1,900,000 in the aggregate for the extension of Twain Avenue and for planning relating to the development of property number 2."

          2.12 Schedule 5.19 is amended and restated in its entirety in the form of Schedule 5.19 hereto.

          2.13 Schedule 5.28 is amended by adding the property descriptions set forth in the form of Schedule 5.28 hereto.

          3.     REPRESENTATIONS AND WARRANTIES.   The  Borrowers
jointly  and  severally represent and warrant to  the  Banks  and
Agent:

          3.1 AUTHORITY. The Borrowers have all necessary power and have taken all corporate action necessary to make this Thirteenth Amendment, the Agreement, and all other agreements and instruments to which they are a party executed in connection herewith and therewith, the valid and enforceable obligations they purport to be.

          3.2 NO LEGAL OBSTACLE TO THIRTEENTH AMENDMENT. Neither the execution of this Thirteenth Amendment, the making by any Borrower of any borrowings under the Agreement, nor the performance of the Agreement by any Borrower has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which any Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to any Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any Borrower, except as permitted in the Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by any Borrower of this Thirteenth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by any Borrower under the Agreement.

          3.3    INCORPORATION  OF CERTAIN REPRESENTATIONS.   The
representations and warranties set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

          3.4 DEFAULT. Except as waived hereby, no Event of Default under the Agreement has occurred and is continuing.

          4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Thirteenth Amendment shall be subject to the compliance by the Borrowers with their agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

          4.1 CORPORATE RESOLUTIONS. A copy of a resolution or resolutions passed by the Board of Directors of each Borrower, certified by the Secretary or an Assistant Secretary of each Borrower as being in full force and effect on the date hereof, authorizing the amendments to the Agreement, and the Loan Documents to which each is a party, and the execution, delivery and performance of this Thirteenth Amendment.

          4.2 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of each Borrower dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Thirteenth Amendment and any instrument or agreement required hereunder on behalf of the Borrowers.

          4.3 OTHER EVIDENCE. Such other evidence with respect to the Loan Parties or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Thirteenth Amendment, the

Agreement and the Notes and the compliance with the conditions set forth herein.

          5.   MISCELLANEOUS.

          5.1 NO WAIVER. This Thirteenth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

          5.2 EFFECTIVENESS OF THE AGREEMENT. Except as hereby expressly amended, the Agreement remains in full force and effect, and is hereby ratified and confirmed in all respect.

          5.3 COUNTERPARTS. This Thirteenth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Thirteenth Amendment shall not become effective until the Borrowers, the Banks and the Agent shall have signed a copy hereof, and the Parent Guarantor shall have consented hereto, whether the same instrument or counterparts, and the same shall have been delivered to the Agent.

          5.4 JURISDICTION. This Thirteenth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of Nevada; provide that the Agent and the Banks shall retain all rights arising under Federal law.

          IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be duly executed and delivered as of the date first written above.


                                 RIO PROPERTIES, INC.
                                 RIO LEASING, INC.


                                 By:    /s/ Ronald J. Radcliffe
                                          Ronald J. Radcliffe
                                        Chief Financial Officer


(Signatures continue)

                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as Agent


                              By:
                                           Janice Hammond
                                           Vice President



                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, as a Bank


                              By:
                                            Scott Faber
                                           Vice President



                              WELLS FARGO BANK NATIONAL
                              ASSOCIATION


                              By:
                              Title:



                              FIRST SECURITY BANK, N.A.


                              By:
                              Title:



                              NBD BANK


                              By:
                              Title:



                              SOCIETE GENERALE


                              By:
                              Title:


(Signatures Continue)

                              U.S. BANK OF NEVADA


                              By:
                              Title:



                              BANK OF SCOTLAND


                              By:
                              Title:



                              PNC BANK, NATIONAL ASSOCIATION,
                              SUCCESSOR BY MERGER TO MIDLANTIC
                              BANK, N.A.


                              By:
                              Title:



                              BANK OF HAWAII


                              By:
                              Title:

                   CONSENT OF PARENT GUARANTOR
                    AND SUBSIDIARY GUARANTORS


          The undersigned Parent Guarantor, as party to the Parent Guaranty dated July 15, 1993, Cinderlane, Inc., as party to a Subsidiary Guaranty dated January 13, 1997, and HLG, Inc., Inc., as party to a Subsidiary Guaranty dated May 13, 1997, hereby consent to the foregoing Thirteenth Amendment to Credit Agreement dated as of August 8, 1997 and confirm that the Parent Guaranty and each Subsidiary Guaranty remain in full force and effect after giving effect thereto and represent and warrant that there is no defense, counterclaim or offset of any type or nature under the Parent Guaranty or either Subsidiary Guaranty.

Dated as of August 8, 1997



                                 RIO HOTEL & CASINO, INC.
                                 CINDERLANE, INC.
                                 HLG, INC.


                                 By:    /s/ Ronald J. Radcliffe
                                          Ronald J. Radcliffe
                                        Chief Financial Officer

                                                    SCHEDULE 5.19
                                              TO CREDIT AGREEMENT

               SUBSIDIARIES AND OTHER INVESTMENTS

PARENT:   RIO HOTEL AND CASINO, INC.


                        Jurisdiction                       Percentage
                          in Which           Direct            of
       PERSON            Organized           Owner         Ownership

                            SUBSIDIARIES


Rio Properties, Inc.   Nevada            Parent Guarantor      100%

Rio Leasing, Inc.      Nevada            Parent Guarantor      100%

Cinderlane, Inc.       Nevada            Rio Properties        100%

HLG, Inc.              Nevada            Parent Guarantor      100%


                      UNRESTRICTED SUBSIDIARIES

Rio Development
Company, Inc.          Nevada            Parent Guarantor      100%

Rio Resort
Properties, Inc.       Nevada            Parent Guarantor      100%


                                                    SCHEDULE 5.28
                                              TO CREDIT AGREEMENT


           CINDERLANE PROPERTIES NOT PLEDGED TO BANKS


The following paragraph is added to Schedule 5.28:

  "In addition to the real property listed above, real property not exceeding $5,000,000 in aggregate value, acquired by Cinderlane pursuant to Section 7.13(b) of the Agreement (which real property is contiguous to, and/or to be developed in conjunction with, existing real property owned by Cinderlane or the Company) will not be required to be pledged to the Agent and the Banks."